UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2010

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Cook Street, 4th Floor, Denver, Colorado 80206

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of StarTek, Inc. (the “Company”) has appointed Shelia L. Fisher as Senior Vice President, Sales of the Company. Ms. Fisher is expected to commence her employment on or before January 1, 2011.   Ms. Fisher, age 58, was most recently Vice President, Synergy Revenue at ACS, a Xerox Company.  She served in this role since February 2010 when Xerox acquired ACS, leading ACS cross-selling efforts aimed at leveraging full Xerox and ACS capabilities.  From 2001 to 2010, Ms. Fisher served in various roles of increasing responsibility within ACS, including Vice President, Business Process Solutions Group and Sales Director, Global Customer Care.  From 2001 to 2003, Ms. Fisher was Executive Vice President, Business Development of CyberRep until its acquisition by ACS.  Ms. Fisher began her career in the BPO industry at Sykes Enterprises, Inc. where she was Senior Business Development Director from 1999 to 2001.  Prior to this she served in various sales and operational roles in the energy, insurance and banking industries.

In conjunction with her appointment, the Company and Ms. Fisher have entered into an Employment Agreement. The agreement provides for an annual salary of $225,000, subject to periodic review and adjustment by the Company.  Ms. Fisher will also be paid a one-time, lump-sum signing bonus of $30,000 within one month of Ms. Fisher’s start date. Ms. Fisher will be eligible to participate in the Company’s annual Incentive Bonus Plan with a bonus potential of $50,000 at target and in the 2011 SVP Sales Commission Plan.  Ms. Fisher will also be eligible for use of a furnished Company apartment in the Denver area with a cost not to exceed $3,000 per month.  The agreement also contains other terms and provisions consistent with other senior executives of the Company.

The Employment Agreement also provides for the grant of stock options to purchase 60,000 shares of the Company’s common stock and the grant 8,000 shares of restricted stock, each effective on the date that Ms. Fisher commences employment with the Company with vesting in accordance with the Company’s 2008 Stock Option Plan.

On December 8, 2010, Mr. Chad Thorpe was informed that his employment as Senior Vice President, Sales of the Company would be terminated as of December 31, 2010.  In connection with Mr. Thorpe’s termination, the Company offered Mr. Thorpe a separation agreement which agreement contains the severance payments required by his employment agreement with the Company as previously disclosed.  As consideration for the severance payments contained within the separation agreement, Mr. Thorpe will be required to release the Company from any claims he may have against the Company.  In any event, Mr. Thorpe remains subject to certain confidentiality, non-compete and non-solicitation obligations under the agreement executed in connection with his employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: December 10, 2010	By:	/s/ DAVID G. DURHAM
David G. Durham
Executive Vice President, Chief Financial Officer and Treasurer